Exhibit 99.1

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Terry D. Peterson
VP, Investor Relations and
Chief Accounting Officer

Richard S. Greene
Chief Financial Officer

(651) 787-1068

N E W S            R E L E A S E

July 26, 2007

DELUXE REPORTS SECOND QUARTER 2007 RESULTS

•	EPS of $0.69 exceeds expectations

•	Cash flows remain strong

•	Raises full-year outlook on continuing momentum

St. Paul, Minn. — Deluxe Corporation (NYSE: DLX) reported second quarter diluted earnings per share (EPS) of $0.69 on net income of $36.0 million. The quarter’s results reflect stronger than expected revenue in each of the three business segments, lower manufacturing costs and lower selling, general, and administrative (SG&A) expense. EPS for the second quarter of 2006 was a loss of $0.05 per share on a net loss of $2.4 million. Last year’s results included a pre-tax $44.7 million, or $0.57 per share, asset impairment loss related to an abandoned software project.

“We are excited to report another quarter of strong financial performance as we maintain momentum with our transformation,” said Lee Schram, CEO of Deluxe. “Revenue in Small Business Services continued to grow, after adjusting for the sale of the industrial packaging business in January, and our personal check businesses were encouragingly flat year over year. On the cost side, we made good progress with our initiatives, especially in manufacturing and information technology, and are on track to achieve the upper end of our cost reduction target for the year.”

Second Quarter Performance
Revenue for the quarter was $399.9 million compared to $403.0 million during the second quarter of 2006. Small Business Services revenue was $3.1 million lower due to the first quarter sale of the industrial packaging product line, which accounted for $51 million in annual revenue in 2006. Financial Services revenue increased $0.6 million while Direct Checks revenue decreased $0.6 million.

Gross margin improved to 64.3 percent of revenue compared to 62.4 percent in 2006. Reductions in manufacturing costs, 2006 facility closing costs and lower material costs related to product mix contributed to the increase.

SG&A expense decreased $7.2 million compared to the second quarter of 2006. The decrease resulted from cost saving initiatives, primarily in sales, marketing and information technology, and from lower amortization. These benefits were partly offset by higher accruals for performance-based employee compensation. As a percent of revenue, SG&A decreased to 47.4 percent from 48.8 percent in 2006.

Operating income was $67.5 million, compared to $9.8 million in the second quarter of 2006. Operating margin was 16.9 percent of revenue compared to 2.4 percent in the prior year. Last year’s results included the previously mentioned asset impairment loss. Additionally, the operating margin increase was driven by improved gross margin and lower SG&A expenses.

Net income increased $38.4 million and diluted EPS increased $0.74 due to last year’s impairment charge and improved operating performance.

Second Quarter Performance by Business Segment
Small Business Services revenue decreased to $230.1 million from $233.2 million in 2006 due to the sale of the industrial packaging product line in the first quarter of this year, partially offset by revenue from the Johnson Group, a business acquired in October 2006, and higher check volumes. Operating income increased to $30.0 million from $1.3 million in 2006, which included an allocation to this segment of $18.3 million from the 2006 asset impairment loss. Cost reductions, favorable product mix and lower manufacturing costs also contributed to the improvement.

Financial Services revenue was $117.9 million compared to $117.3 million in 2006 due to a price increase implemented in the first quarter of this year. Order volume was down 0.4 percent as net client gains in the second half of 2006 offset the decline in check usage. Operating income increased to $23.2 million from a loss of $7.5 million in 2006, which included an allocation to this segment of $26.4 million from last year’s asset impairment loss. Benefits from cost reduction initiatives and lower amortization also were factors.

Direct Checks revenue was down slightly to $51.9 million compared to $52.5 million in 2006. Operating income was $14.3 million compared to $16.0 million in 2006. The decrease was caused by higher manufacturing costs due primarily to the introduction of new product delivery packaging.

Year-to-Date Operating Cash Flow Performance
Cash provided by operating activities for the first six months of 2007 totaled $104.7 million, an increase of $3.6 million compared to last year. Improved operating results and progress with working capital initiatives offset higher payments for medical and severance benefits, income taxes and performance-based compensation.

Business Outlook
The Company stated that for the third quarter of 2007, revenue is expected to be between $386 million and $394 million, and diluted EPS is expected to be between $0.57 and $0.61. For the full year, revenue is expected to be between $1.60 billion and $1.62 billion, and diluted EPS is expected to be between $2.70 and $2.80. The Company also stated that it expects operating cash flows to be between $235 million and $250 million in 2007. The revised outlook reflects stronger operating performance primarily in the Small Business Services and Financial Services segments.

“We are well on our way executing against our transformational plan,” Schram stated. “We completed a successful note offering during the second quarter which positions us well to repay our October note maturity. We still have a lot of work to do, but our objective is to continue to execute each day while delivering on our improved commitments.”

Conference Call Information
Deluxe will hold an open-access teleconference call today at 11:00 a.m. EDT (10:00 a.m. CDT) to review the financial results. All interested persons may listen to the call by dialing 800-299-9630 (access code 35973776). The presentation also will be available via a simultaneous webcast in the investor relations section at www.deluxe.com. An audio replay of the call will be available through midnight on August 2nd by calling 888-286-8010 (access code 88180261). The presentation will be archived on Deluxe’s Web site.

About Deluxe
Deluxe Corporation, through its industry-leading businesses and brands, helps financial institutions and small businesses better manage, promote, and grow their businesses. The Company uses direct marketing, distributors, and a North American sales force to provide a wide range of customized products and services: personalized printed items (checks, forms, business cards, stationery, greeting cards, labels, and retail packaging supplies), promotional products and merchandising materials, fraud prevention services, and customer retention programs. The Company also sells personalized checks and accessories directly to consumers. For more information about Deluxe, visit www.deluxe.com.

Forward-Looking Statements
Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods; intense competition in the check printing business; continued consolidation of financial institutions, thereby reducing the number of potential customers and referral sources and increasing downward pressure on our revenues and gross margins; risks that our Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time increase its operating margins, are delayed or unsuccessful; risks that our Financial Services segment will not be successful in simplifying its core business model and reducing its cost structure; risks that cost reductions in the Company’s information technology and shared services areas will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services; and the impact of governmental laws and regulations. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2006.

Financial Highlights

DELUXE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in millions, except per share amounts)
(Unaudited)

		Quarter Ended June 30,
	2007		2006
Revenue	$399.9		$403.0
Cost of goods sold	142.8	35.7%	151.7	37.6%

Gross profit	257.1	64.3%	251.3	62.4%
Selling, general and administrative expense	189.6	47.4%	196.8	48.8%
Asset impairment loss	—	-	44.7	11.1%

Operating income	67.5	16.9%	9.8	2.4%
Interest expense	(13.9)	(3.5%)	(14.7)	(3.6%)
Other income	0.8	0.2%	-	-

Income (loss) before income taxes	54.4	13.6%	(4.9)	(1.2%)
Income tax provision (benefit)	18.4	4.6%	(2.2)	(0.5%)

Income (loss) from continuing operations	36.0	9.0%	(2.7)	(0.7%)
Discontinued operations	—	-	0.3	0.1%

Net income (loss)	$36.0	9.0%	($2.4)	(0.6%)

Weighted average dilutive shares outstanding	52.0		51.0
Diluted per share information:
Income (loss) from continuing operations	$0.69		($0.06)
Net income (loss)	$0.69		($0.05)
Continuing operations:
Capital expenditures	$7.7		$15.1
Depreciation and amortization expense	$17.3		$23.0
Number of employees-end of period	8,064		8,545
Non-GAAP financial measure — EBITDA(1)	$85.6		$32.8

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is not a measure of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes and the accounting effects of capital investments (i.e., depreciation and amortization), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles, as well as interest expense, were significantly impacted by the acquisition of New England Business Service, Inc. (NEBS) in June 2004. Additionally, interest expense in previous years was significantly impacted by borrowings used for our share repurchase programs. We believe that a measure of operating performance which excludes these impacts is helpful in analyzing our results. We also believe that an increasing EBITDA depicts increased ability to attract financing and increases the valuation of our business. We do not consider EBITDA to be a measure of cash flow, as it does not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA to be a substitute for operating income or net income. Instead, we believe that EBITDA is a useful performance measure which should be considered in addition to GAAP performance measures. EBITDA is derived from net income (loss) as follows:

	Quarter Ended June 30,
	2007	2006
EBITDA	$85.6	$32.8
Discontinued operations	—	0.3
Income tax (provision) benefit	(18.4)	2.2
Interest expense	(13.9)	(14.7)
Depreciation and amortization	(17.3)	(23.0)

Net income (loss)	$36.0	($2.4)

Financial Highlights

DELUXE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2007		2006
Revenue	$803.7		$814.4
Cost of goods sold	292.1	36.3%	307.7	37.8%

Gross profit	511.6	63.7%	506.7	62.2%
Selling, general and administrative expense	378.9	47.1%	404.8	49.7%
Asset impairment loss	—	-	44.7	5.5%
Gain on sale of product line and assets held for sale(1)	(3.8)	(0.5%)	(4.9)	(0.6%)

Operating income	136.5	17.0%	62.1	7.6%
Interest expense	(26.7)	(3.3%)	(28.6)	(3.5%)
Other income (expense)	1.8	0.2%	(0.1)	-

Income before income taxes	111.6	13.9%	33.4	4.1%
Income tax provision	40.4	5.0%	11.5	1.4%

Income from continuing operations	71.2	8.9%	21.9	2.7%
Discontinued operations	—	-	0.4	-

Net income	$71.2	8.9%	$22.3	2.7%

Weighted average dilutive shares outstanding	51.8		51.1
Diluted per share information:
Income from continuing operations	$1.37		$0.42
Net income	$1.37		$0.42
Continuing operations:
Capital expenditures	$12.0		$28.2
Depreciation and amortization expense	$34.6		$46.5
Number of employees-end of period	8,064		8,545
Non-GAAP financial measure — EBITDA(2)	$172.9		$108.5

(1) In 2007, we sold our Small Business Services industrial packaging product line. In 2006, we sold a Financial Services facility which was closed in 2004.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is not a measure of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA because we believe it is useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes and the accounting effects of capital investments (i.e., depreciation and amortization), which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles, as well as interest expense, were significantly impacted by the acquisition of New England Business Service, Inc. (NEBS) in June 2004. Additionally, interest expense in previous years was significantly impacted by borrowings used for our share repurchase programs. We believe that a measure of operating performance which excludes these impacts is helpful in analyzing our results. We also believe that an increasing EBITDA depicts increased ability to attract financing and increases the valuation of our business. We do not consider EBITDA to be a measure of cash flow, as it does not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA to be a substitute for operating income or net income. Instead, we believe that EBITDA is a useful performance measure which should be considered in addition to GAAP performance measures. EBITDA is derived from net income as follows:

	Six Months Ended June 30,
	2007	2006
EBITDA	$172.9	$108.5
Discontinued operations	—	0.4
Income tax provision	(40.4)	(11.5)
Interest expense	(26.7)	(28.6)
Depreciation and amortization	(34.6)	(46.5)

Net income	$71.2	$22.3

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30,	December 31,	June 30,
	2007	2006	2006
Cash and cash equivalents	$14.6	$11.6	$8.6
Marketable securities	177.3	—	—
Other current assets	179.8	190.5	185.9
Property, plant & equipment-net	140.6	142.3	150.0
Intangibles-net	160.9	178.5	195.1
Goodwill	585.0	590.5	581.2
Other non-current assets	151.3	153.7	209.2

Total assets	$1,409.5	$1,267.1	$1,330.0

Short-term debt & current portion of long-term debt	$326.6	$439.2	$219.7
Other current liabilities	209.0	225.3	209.4
Long-term debt	775.9	576.6	902.2
Deferred income taxes	13.0	16.3	46.8
Other non-current liabilities	85.4	75.4	41.7
Shareholders’ deficit	(0.4)	(65.7)	(89.8)

Total liabilities & shareholders’ deficit	$1,409.5	$1,267.1	$1,330.0

Shares outstanding	52.2	51.5	51.4

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash provided (used by):
Operating activities:
Net income	$71.2	$22.3
Depreciation and amortization of intangibles	34.6	46.5
Asset impairment loss	—	44.7
Contract acquisition payments	(9.7)	(13.0)
Other	8.6	0.6

Total operating activities	104.7	101.1

Investing activities:
Purchases of capital assets	(12.0)	(28.2)
Payment for acquisition	(2.3)	—
Proceeds from asset sales(1)	19.2	6.0
Net purchases of marketable securities	(177.3)	—
Other	3.9	(0.8)

Total investing activities	(168.5)	(23.0)

Financing activities:
Dividends	(26.0)	(41.2)
Shares issued under employee plans	13.8	7.4
Net change in debt	83.1	(44.8)
Other	(4.7)	(0.8)

Total financing activities	66.2	(79.4)
Effect of exchange rate change on cash	0.6	-
Cash provided by discontinued operations	—	3.0

Net change in cash	3.0	1.7
Cash and cash equivalents: Beginning of period	11.6	6.9

Cash and cash equivalents: End of period	$14.6	$8.6

(1)	In 2007, we sold our Small Business Services industrial packaging product line. In 2006, we sold a Financial Services facility which was closed in 2004.

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended June 30,
	2007	2006
Revenue:
Small Business Services	$230.1	$233.2
Financial Services	117.9	117.3
Direct Checks	51.9	52.5

Total	$399.9	$403.0

Operating income (loss):
Small Business Services	$30.0	$1.3	*
Financial Services	23.2	(7.5)	*
Direct Checks	14.3	16.0

Total	$67.5	$9.8

	Six Months Ended June 30,
	2007	2006
Revenue:
Small Business Services	$461.9	$469.2
Financial Services	231.4	234.3
Direct Checks	110.4	110.9

Total	$803.7	$814.4

Operating income:
Small Business Services	$63.2	$13.1	*
Financial Services	38.9	13.1	*
Direct Checks	34.4	35.9

Total	$136.5	$62.1

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

• Includes an asset impairment loss of $18.3 million in Small Business Services and $26.4 million in Financial Services.

# # #